As filed with the Securities and Exchange Commission on September 27, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0705648 (I.R.S. Employer Identification Number)

540 Gaither Road, Suite 400
Rockville, Maryland 20850
Telephone: (410) 522-8707
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Miller
Chief Financial Officer
Cerecor Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
Telephone: (410) 522-8707
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds
Andrew J. Gibbons
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☑
____________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (4)		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Total Primary Offering				$100,000,000		$12,120
Resale Offering:
Common Stock, par value $0.001 per share	2,200,000	$3.475	(5)	$7,645,000	(2)	$926.57
Total				$107,645,000		$13,046.57	(6)

(1)
With respect to the primary offering, an unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, and warrants, and such indeterminate principal amount of debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this Registration Statement exceed $100,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
With respect to the resale offering, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	With respect to the primary offering, pursuant to General Instruction II.D. of Form S-3, information as to each class of securities to be registered is not specified.
(4)	With respect for the primary offering, calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities registered hereunder.
(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on September 23, 2019, as reported on the NASDAQ Capital Market.

(6)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $13,046.57 due under this registration statement against the registration fee in the amount of $7,428 previously paid with respect to unsold securities registered pursuant to the registration statement on Form S-3 (Registration No. 333-214507) originally filed by the registrant on November 8, 2016, as amended on December 1, 2016. As a result, the filing fee due in connection with this filing is $5,618.57.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

• a base prospectus which covers the offering, issuance and sale by us, from time to time in one or more offerings, of up to $100,000,000 of our common stock, preferred stock, debt securities, and/or warrants; and

• a resale offering prospectus to be used for the resale by the selling shareholder of up to 2,200,000 shares of our common stock.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated September 27, 2019

PROSPECTUS
$100,000,000 of
Common Stock
Preferred Stock
Debt Securities and/or
Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CERC.” On September 26, 2019, the last reported sale price of our common stock was $3.37 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $50.0 million based on 14,847,557 shares of outstanding common stock held by non-affiliates, and a per share price of $3.37 based on the closing sale price of our common stock on September 26, 2019 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated _________________, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; or warrants for such securities, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or
(d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “Cerecor,” “Company,” “we,” “us” and “our” refer to Cerecor Inc.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a fully integrated biopharmaceutical company with commercial operations and research and development capabilities. The Company is building a pipeline of innovative therapies in orphan diseases, neurology and pediatric healthcare. The Company's pediatric orphan disease pipeline is led by CERC-801, CERC-802 and CERC-803. All three compounds are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation ("CDGs") by means of substrate replacement therapy. The U.S. Food and Drug Administration ("FDA") has granted Rare Pediatric Disease Designation ("RPDD") and Orphan Drug Designation ("ODD") to all three CERC-800 compounds, thus qualifying the Company to receive a Priority Review Voucher ("PRV") upon approval of a new drug application ("NDA"). The PRV may be sold or transferred an unlimited number of times. The Company plans to leverage the 505(b)(2) NDA pathway for all three compounds to accelerate development and approval. The Company is also in the process of developing one other preclinical pediatric orphan rare disease compound, CERC-913, for the treatment of mitochondrial DNA Depletion Syndrome. The Company's neurology pipeline is led by CERC-301, a Glutamate NR2B selective, NMDA Receptor antagonist, which Cerecor is currently developing as a novel treatment for orthostatic hypotension ("OH"). The Company is also developing CERC-406, a CNS-targeted COMT inhibitor for Parkinson's Disease.

The Company also has a diverse portfolio of marketed products. Our marketed products are led by our prescribed dietary supplements and prescribed drugs. Our prescribed dietary supplements include Poly-Vi-Flor® and Tri-Vi-Flor™ which are prescription vitamin and fluoride supplements used in infants and children to treat or prevent deficiency of essential vitamins and fluoride. The Company also markets a number of prescription drugs that treat a range of pediatric diseases, disorders and conditions. Cerecor's prescription drugs include Millipred®, Karbinal™ ER, AcipHex® Sprinkle™ and Cefaclor for Oral Suspension.

Our Strategy
Our strategy for increasing shareholder value includes:

•	Advancing our pipeline of compounds through development and to regulatory approval;

•	Acquiring or licensing rights to targeted, differentiated preclinical and clinical stage product candidates;

•	Acquiring or licensing rights to clinically meaningful and differentiated products that are already on the market for pediatric use or in late-stage development for pediatric indications;

•	Growing sales of the existing commercial products in our portfolio, including by identifying and investing in growth opportunities such as new indications and new geographic markets; and

•	Opportunistically out-licensing rights to indications or geographies.

Corporate Information

Our principal executive offices are located at 540 Gaither Road, Suite 400, Rockville, Maryland 20850 and our telephone number is (410) 522‑8707. Our website address is www.cerecor.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; or warrants for such securities, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

Under our amended and restated certificate of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2019, we had 42,898,251 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. As of June 30, 2019, we had 2,857,143 shares of preferred stock outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Any convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “CERC”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with SEC on March 18, 2019, as amended on April 23, 2019, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our “critical accounting estimates” described in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Estimates” of our most recent annual report filed on Form 10-K, and the factors set forth under and incorporated by reference in the caption “Risk Factors” in this prospectus.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, except as may be required by law, even if our estimates change, and readers should not rely on our forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

USE OF PROCEEDS
In the case of a sale of securities covered by this prospectus, the use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•
on or through the facilities of The Nasdaq Capital Market or any other security exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Under our amended and restated certificate of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 30, 2019, we had 42,898,251 shares of common stock outstanding and 2,857,143 shares of preferred stock outstanding. The preferred stock has the same rights and preferences as common stock other than it is non-voting and has the ability to convert to shares of common stock on a 1 for 5 ratio at the holder’s option.

Common Stock

Voting

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Options

As of June 30, 2019, options to purchase an aggregate of 5,476,547 shares of our common stock, with a weighted average exercise price of $4.81 per share, were outstanding under our 2016 Equity Incentive Plan.

Restricted Stock Units

As of June 30, 2019, we had 278,750 shares of non-vested restricted stock outstanding. The restricted shares vest annually over a four-year period beginning on the first anniversary of the award.

Underwriters' Unit Purchase Option

We issued the underwriters of our initial public offering a unit purchase option (the “UPO”) in 2015 that provides the underwriters the option to purchase up to a total of 40,000 units. The units underlying the UPO will be, immediately upon exercise, separated into shares of common stock, underwriters’ Class A warrants, and underwriters’ Class B warrants (such warrants together referred to as the Underwriters’ Warrants). The Underwriters’ Warrants were warrants to purchase shares of common stock. The Class B warrants expired in April 2017 and the Class A warrants expired in October 2018, while the UPO expires in October 2020.

Warrants

As of June 30, 2019, we had outstanding 4,024,708 warrants to purchase shares of our common stock at a weighted average exercise price of $12.47 per share. Please see “Description of Warrants-Outstanding Warrants to Purchase Common Stock” for more information.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law, the corporate law of our state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

Second Amended and Restated Investors’ Rights Agreement

We and certain holders of shares of our common stock issued upon the conversion of our Series A convertible preferred stock, Series A-1 convertible preferred stock and Series B convertible preferred stock, or the Investors’ Rights Agreement Shares, upon the closing of our initial public offering in October 2015 are parties to our Second Amended and Restated Investors’ Rights Agreement, or the Investors’ Rights Agreement. Under the Investors’ Rights Agreement, these holders have certain registration rights, as described below.

Demand Registration Rights

The holders of a majority of the Investors’ Rights Agreement Shares may request that we register all or a portion of their shares of common stock for sale under the Securities Act. We will effect the registration as requested so long as the aggregate price to the public, net of expenses, in connection with any such offering is at least $10 million unless, in the good faith judgment of our board of directors, such registration would be materially detrimental to our company and its stockholders and should be delayed. We are not obligated to file a registration statement pursuant to this provision on more than two occasions.

Registration on Form S-3

The holders of a majority of the Investors’ Rights Agreement Shares may request that we register all or a portion of their common stock for sale under the Securities Act on Form S-3, or any successor form, so long as the aggregate price to the public, net of expenses, in connection with any such offering is at least $1 million unless, in the good faith judgment of our board of directors, such registration would be materially detrimental to our company and its stockholders and should be delayed. We are not obligated to file a Form S-3 pursuant to this provision on more than two occasions in any 12-month period.

Piggyback Registration Rights

If at any time we propose to register any shares of our common stock under the Securities Act for public sale either for our own account or for the account of other stockholders, the holders of the Investors’ Rights Agreement Shares are entitled to notice of the registration and may request that include all or a portion of their shares of common stock be included in the registration. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. The holders of piggyback registration rights under the Investors’ Rights Agreement have waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

Expenses of Registration

We will pay all registration expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses of a single special counsel for the selling stockholders, related to any demand, piggyback and Form S-3 registration.

Termination of Registration Rights

The registration rights described above will expire upon the earlier of (i) October 20, 2020, (ii) the date that a holder holds less than one percent of all the Investors’ Rights Agreement Shares and the holder may sell all of its registrable securities subject to the Investors’ Rights Agreement pursuant to Rule 144 without restrictions during any three-months period or (iii) the closing of a Deemed Liquidation Event, as such term is defined in our amended and restated certificate of incorporation as in effect prior to the closing of our initial public offering.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons to acquire control of us to first negotiate with us. We believe that the benefits of increase protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•	provide that the authorized number of directors may be changed only be resolution of our board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officers or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty;

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any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CERC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Common Stock

As of June 30, 2019, we had outstanding 4,024,708 warrants to purchase shares of our common stock at a weighted average exercise price of $12.47 per share and which expire between October 2020 and June 2024.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the Registration Statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

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the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We maintain a website at www.cerecor.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-33609. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 18, 2019, and amended on April 23, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, as filed with the Commission on August 8, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on March 6, March 29, April 12, June 12, August 8, and September 9, 2019 to the extent the information in such report is filed and not furnished;

•	our amended Current Report on Form 8-K/A filed with the SEC on September 19, 2019;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 19, 2019; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 2015, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cerecor, Inc., 540 Gaither Road, Suite 400 Rockville, Maryland 20850; telephone: (410) 522-8707.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated September 27, 2019
PRELIMINARY PROSPECTUS
2,200,000 Shares of Common Stock
This prospectus relates to the resale from time to time of up to 2,200,000 shares of our common stock that were acquired by Armistice Capital Master Fund Ltd., or Armistice, in connection with two private placements, or the private placements. We refer to Armistice as the selling stockholder.
We are not selling any shares of common stock and will not receive any proceeds from the sale of the shares under this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.
The selling stockholder may sell the shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on page 10. We will not be paying any underwriting discounts or commissions in this offering.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our common stock is traded on the NASDAQ Capital Market under the symbol “CERC.” On September 26, 2019, the last reported sales price of our common stock was $3.37 per share.
____________________________
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
____________________________
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________________, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus may from time to time sell shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 12 of this prospectus.
Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. Neither we nor the selling stockholder take any responsibility for, or provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context indicates otherwise, references in this prospectus to “Cerecor,” “Company,” “we,” “us” and “our” refer to Cerecor Inc.

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PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free-writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free-writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a fully integrated biopharmaceutical company with commercial operations and research and development capabilities. The Company is building a pipeline of innovative therapies in orphan diseases, neurology and pediatric healthcare. The Company's pediatric orphan disease pipeline is led by CERC-801, CERC-802 and CERC-803. All three compounds are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation ("CDGs") by means of substrate replacement therapy. The U.S. Food and Drug Administration ("FDA") has granted Rare Pediatric Disease Designation ("RPDD") and Orphan Drug Designation ("ODD") to all three CERC-800 compounds, thus qualifying the Company to receive a Priority Review Voucher ("PRV") upon approval of a new drug application ("NDA"). The PRV may be sold or transferred an unlimited number of times. The Company plans to leverage the 505(b)(2) NDA pathway for all three compounds to accelerate development and approval. The Company is also in the process of developing one other preclinical pediatric orphan rare disease compound, CERC-913, for the treatment of mitochondrial DNA Depletion Syndrome. The Company's neurology pipeline is led by CERC-301, a Glutamate NR2B selective, NMDA Receptor antagonist, which Cerecor is currently developing as a novel treatment for orthostatic hypotension ("OH"). The Company is also developing CERC-406, a CNS-targeted COMT inhibitor for Parkinson's Disease.

The Company also has a diverse portfolio of marketed products. Our marketed products are led by our prescribed dietary supplements and prescribed drugs. Our prescribed dietary supplements include Poly-Vi-Flor® and Tri-Vi-Flor™ which are prescription vitamin and fluoride supplements used in infants and children to treat or prevent deficiency of essential vitamins and fluoride. The Company also markets a number of prescription drugs that treat a range of pediatric diseases, disorders and conditions. Cerecor's prescription drugs include Millipred®, Karbinal™ ER, AcipHex® Sprinkle™ and Cefaclor for Oral Suspension.

Our Strategy
Our strategy for increasing shareholder value includes:

•	Advancing our pipeline of compounds through development and to regulatory approval;

•	Acquiring or licensing rights to targeted, differentiated preclinical and clinical stage product candidates;

•	Acquiring or licensing rights to clinically meaningful and differentiated products that are already on the market for pediatric use or in late-stage development for pediatric indications;

•	Growing sales of the existing commercial products in our portfolio, including by identifying and investing in growth opportunities such as new indications and new geographic markets; and

•	Opportunistically out-licensing rights to indications or geographies.

Corporate Information
Our principal executive offices are located at 540 Gaither Road, Suite 400, Rockville, Maryland 20850 and our telephone number is (410) 522‑8707. Our website address is www.cerecor.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

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Private Placements
On September 4, 2019, we sold Armistice 1,200,000 shares of our common stock in a private placement. On September 6, 2019, Armistice purchased 1,000,000 additional shares of our common stock from another shareholder in a private placement.

Implications of Being an Emerging Growth Company
As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non‑affiliates or issue more than $1.0 billion of non‑convertible debt over a three‑year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING
The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to Cerecor Inc., included in our filings with the Securities and Exchange Commission, or SEC, and incorporated in this prospectus by reference.

Common Stock offered by us in this offering	We are not selling any shares of common stock pursuant to this prospectus.

Common stock to be offered by the selling stockholder	Up to 2,200,000 shares of our common stock.

Common stock outstanding as of September 16, 2019	44,106,744 shares

Use of Proceeds
The selling stockholder will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus. See “Use of Proceeds” and “Plan of Distribution” on pages 8 and 10, respectively, of this prospectus.

Dividend policy
We have never declared or paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors.

NASDAQ Capital Market symbol	CERC

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The number of shares of common stock outstanding is based on an aggregate of 44,106,744 shares outstanding as of September 16, 2019, and excludes:

•	5,162,013 shares of common stock issuable upon the exercise of options outstanding as of September 16, 2019 at a weighted average exercise price of $4.80 per share;

•	2,099,506 shares of common stock reserved for future issuance under the Second Amended and Restated 2016 Equity Incentive Plan as of September 16, 2019;

•	1,148,085 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan as of September 16, 2019;

•	267,500 shares of nonvested restricted stock units outstanding as of September 16, 2019;

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•	4,024,708 shares of common stock issuable upon the exercise of warrants outstanding as of September 16, 2019 at a weighted average exercise price of $12.47 per share;

•	14,285,715 shares of common stock issuable upon the conversion of convertible preferred stock outstanding as of September 16, 2019; and

•	40,000 shares of common stock issuable upon the exercise of the underwriters' unit purchase option.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options under our Second Amended and Restated 2016 Equity Incentive Plan or Employee Stock Purchase Plan.

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RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 18, 2019, as amended on April 23, 2019, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our “critical accounting estimates” described in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates” of our most recent annual report filed on Form 10-K, and the factors set forth under and incorporated by reference in the caption “Risk Factors” in this prospectus.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, except as may be required by law, even if our estimates change, and readers should not rely on our forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

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USE OF PROCEEDS
The selling stockholder will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Capital Market listing fees, and fees and expenses of our counsel and our auditors.

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SELLING STOCKHOLDER
In connection with the completion of the private placements in September 2019, Armistice purchased 2,200,000 shares of our common stock. Pursuant to the private placements, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock purchased by Armistice. Armistice is party to a securities purchase agreement with the Company, dated April 26, 2017, that states as long as Armistice maintains beneficial ownership of at least 13% of our outstanding common stock, Armistice shall be entitled to designate two directors to our Board of Directors. Armistice Capital, LLC is an investment manager to Armistice, and Steven J. Boyd serves as Armistice Capital, LLC’s chief investment officer. Mr. Boyd currently serves on our Board of Directors.

The following table sets forth information as of September 16, 2019, with respect to the selling stockholder for whom we are registering shares for sale to the public, the number of shares of our common stock owned by the selling stockholder prior to this offering, the percentage of common stock owned by the selling stockholder prior to this offering, the number of shares of our common stock being offered pursuant to this prospectus, the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold, and the percentage of common stock owned by the selling stockholder after this offering, assuming all such shares are sold.

This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed below, and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of their shares. The selling stockholder may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 44,106,744 shares of our common stock outstanding as of September 16, 2019, including the shares of our common stock purchased by Armistice in the private placements.

	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Security Holder	Number		Percent		Number		Percent
Armistice Capital Master Fund Ltd (1)	39,368,948	(2)	63.1%	2,200,000	37,168,948	(2)	59.6%

(1) Armistice Capital, LLC is an investment manager to Armistice, and Steven J. Boyd, the chief investment officer of Armistice Capital, LLC, may be deemed to have voting and investment power with respect to the securities held by Armistice. Mr. Boyd serves on our Board of Directors. Armistice’s address is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2) Includes 4,000,000 shares of common stock issuable upon the exercise of warrants and 14,285,715 shares of common stock issuable upon the conversion of convertible preferred stock.

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PLAN OF DISTRIBUTION
We are registering the shares of common stock issued or issuable to the selling stockholder to permit the resale of these shares by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder of the common stock and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-

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dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors.
LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.
We maintain a website at www.cerecor.com. Information contained in or accessible through our website does not constitute a part of this prospectus
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-33609. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 18, 2019, and amended on April 23, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, as filed with the Commission on August 8, 2019, pursuant to Section 13(a) of the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on March 6, March 29, April 12, June 12, August 8, and September 9, 2019; to the extent the information in such report is filed and not furnished;

•	our amended Current Report on Form 8-K/A filed with the SEC on September 19, 2019;

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•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 19, 2019; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 2015, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cerecor, Inc., 540 Gaither Road, Suite 400 Rockville, Maryland 20850; telephone: (410) 522-8707.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

13

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. With respect to the resale offering, the selling stockholder will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,047
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous	$	*
Total	$	*

_____
* These expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the aggregate amount of expenses payable in respect of any offering of securities.

Item 15.        Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, stock purchase or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation includes a provision providing for the limitation of liability to the maximum extent permitted under the DGCL. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 16.        Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of Cerecor Inc. (incorporated by reference to the Registrant’s Form 8-K filed with the Commission on May 17, 2018).
4.2	Cerecor Inc. Second Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2018).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed on May 20, 2016).
4.4
Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of Cerecor Inc., filed with the Delaware Secretary of State on December 26, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 27, 2018).

4.5	Form of Warrant to Purchase Series B Non-Voting Convertible Preferred Stock of Cerecor Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on December 27, 2018).
4.6	Form of Warrant to Purchase Common Stock of Cerecor Inc. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on December 27, 2018).
4.7*	Form of Specimen Preferred Stock Certificate and Certificate Designations of Preferred Stock.
4.8	Form of Indenture, between Cerecor Inc. and one or more trustees to be named.
4.9*	Form of Note.
4.10*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.11*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.12*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.13
Registration Rights Agreement, dated September 4, 2019, between Cerecor Inc. and the investor(s) named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 9, 2019).

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1
Securities Purchase Agreement, dated September 4, 2019, between Cerecor Inc. and the investor(s) named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 9, 2019).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-3).
25.1**	Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
**	To be filed, if necessary, separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.        Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 27th day of September, 2019.

CERECOR INC.

By:	/s/ Joseph Miller
Name:	Joseph Miller
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simon Pedder and Joseph Miller, and each or any one of them, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions, which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Miller	Chief Financial Officer	September 27, 2019
Joseph Miller	(principal executive, financial and accounting officer)

/s/ Simon Pedder, Ph.D.	Executive Chairman of the Board and Director	September 27, 2019
Simon Pedder, Ph.D.

/s/ Steven J. Boyd	Director	September 27, 2019
Steven J. Boyd

/s/ Peter Greenleaf	Director	September 27, 2019
Peter Greenleaf

/s/ Phil Gutry	Director	September 27, 2019
Phil Gutry

/s/ Uli Hacksell, Ph.D.	Director	September 27, 2019
Uli Hacksell, Ph.D.

/s/ Magnus Persson, M.D., Ph.D.	Director	September 27, 2019
Magnus Persson, M.D., Ph.D.

/s/ Keith Schmidt	Director	September 27, 2019
Keith Schmidt